Exhibit 10.1

STOCK PURCHASE AGREEMENT

THIS STOCK PURCHASE AGREEMENT (the “Agreement”) is made and entered into this 7th day of November, 2006, by and among ERIK S. NELSON (“Nelson”); SEC CONSULTING GROUP, LLC (“SEC” and with Nelson, the “Selling Parties”); CYCLONE HOLDINGS, INC. (the “Company”), a Delaware corporation; and STORAGE ELEMENTS, INC. (a Minnesota corporation)  (the “Purchaser”), (Selling Parties and the Purchaser shall be collectively referred to as the “Parties”); and Buker, Jones & Haley, P.C. (“Escrow Agent”).

RECITALS:

WHEREAS, the Company is authorized to issue 100,000,000 shares of common stock, $0.001 par value per share (the “Common Stock”), which is approved for, and is trading on the Pink Sheets under the symbol “CLHD;”

WHEREAS, the Company was formed on or about April 3, 2006, has never conducted any business operations, and does not have any assets or liabilities to the knowledge of the Selling Parties; and

WHEREAS, Nelson and SEC each own 25,000,000 shares of Common Stock, which are evidenced by the following certificates (the “Shares”):

Cert. No.	Registered Owners	No. of Shares
1643	Erik S. Nelson	15,000,000
1648	Erik S. Nelson	10,000,000
1652	SEC Consulting Group, LLC	10,000,000
1642	SEC Consulting Group, LLC	15,000,000

WHEREAS, the Purchaser desires to purchase the Shares, and the Selling Parties desire to sell the Shares, on the terms and conditions set forth herein;

NOW, THEREFORE, in consideration of the mutual covenants, agreements, representations and warranties contained in this Agreement, the parties hereto agree as follows:

SECTION 1:  PURCHASE AND ISSUANCE OF SHARES

1.01

Sale and Purchase of Shares.  The Selling Parties hereby agree to sell to the Purchaser, and the Purchaser hereby agrees to purchase from the Selling Parties, the Shares for Two Hundred and Twenty-Five Thousand dollars ($225,000) (the “Purchase Price”).

1.02

Earnest Money Deposit.  Prior to the execution of this Agreement, the Purchaser has deposited the sum of $25,000 (the “Earnest Money”) in the escrow account of the Escrow Agent by wire transfer of certified check, in connection with the execution and delivery of a Letter of Intent regarding the matters covered by this Agreement (the “LOI”); and on the execution and delivery hereof, the Purchaser shall deposit an additional $25,000 with the Escrow Agent by wire transfer that shall be deemed to be part of the Earnest Money for all purposes of this Agreement.

In the event Closing occurs, as hereinafter defined, the Earnest Money will be applied to the Purchase Price.  In the event the Closing does not occur under this Agreement, then the parties agree that the Escrow Agent shall dispose of the Earnest Money pursuant to Section 7 herein in lieu of the terms of the LOI in that respect.

1.03

Delivery of Shares and Purchase Price.  The Parties agree to complete the sale and purchase of the Shares as follows:

(a)

The Selling Parties shall deliver certificates for the Shares to the Escrow Agent duly endorsed in blank, and medallion guaranteed, on or before January 4, 2007 (the “Closing Deadline”);

(b)

On or before the Closing Deadline, the Purchaser shall pay an amount equal to the Purchase Price less the Earnest Money to the Escrow Agent by wire transfer to the following account:

Buker, Jones & Haley, P.C., Closing Escrow Account

Wachovia Bank, N.A., 1034 Hammond Drive, Atlanta, GA 30338

ABA No. 061000227

Account No. 2000128863282

(c)

On or before the Closing Deadline, the Selling Parties shall satisfy the Purchaser Closing Conditions by delivering the Purchaser the documents described in Section 8 herein;

(d)

The Selling Parties and the Purchaser shall each provide written notice to the Escrow Agent when, in their determination, the Purchaser Closing Conditions have been satisfied;

(e)

Upon receipt of the Shares, the Escrow Agent agrees to provide the Purchaser with prompt notice of said receipt;

(f)

Upon receipt of the balance of the Purchase Price, the Escrow Agent agrees to provide the Selling Parties with prompt notice of said receipt;

(g)

In the event the Escrow Agent receives the Shares, the Purchase Price and a written notice from the Selling Parties and the Purchaser that the Purchaser Closing Conditions have been satisfied on or before the Closing Deadline (or such later date that the Parties agree to in writing), then the Escrow Agent will be automatically authorized to remit the Purchase Price to the Selling Parties, and the Shares to the Purchaser at the earliest possible date within 5 business days of the Closing Deadline (hereinafter, the “Closing”).

(h)

In the event the Escrow Agent has not received either the Shares, the Purchase Price or a written notice from the Selling Parties and the Purchaser that the Purchaser Closing Conditions have been satisfied by the Closing Deadline (and such date has not been extended in writing by the Parties), then this Agreement will terminate, neither party shall be obligated to complete the transactions described herein, and the Escrow Agent shall return the Shares to the Selling Parties, shall dispose of the Earnest Money in accordance with Section 7 herein, and shall return any funds received from the Purchaser in excess of the Earnest Money to the Purchaser.

1.04

Payment of Expenses.  In the event Closing takes place, the Selling Parties hereby authorize and direct the Escrow Agent to remit twenty-five thousand dollars ($25,000) of the Purchase Price due the Selling Parties to the law offices of Leonard W. Burningham, Esq. in satisfaction of the Company’s obligation to Jeff Van Os under a consulting agreement between the Company and Mr. Van Os.

1.05

Reconstitution of the Board.  In the event Closing takes place, the Selling Parties agree to resign all positions as officers, directors, employees or representatives of the Company, and the board of directors shall be reconstituted to include only one or persons designated by the Purchaser.  A list of these officers and directors shall be attached to this Agreement as Exhibit A.  If Closing takes place, the Selling Parties agree to release and discharge any claim that they have against the Company of any nature, including for wages, compensation, loans, and to terminate without liability any contracts between the Selling Parties and the Company.

SECTION 2:  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

The Purchaser hereby represents and warrants as follows:

2.01

Organization and Good Standing.  The Purchaser is a corporation duly organized, validly existing and in good standing under the laws of the state of its organization, and is entitled to own or lease its properties and to carry on its business as and in the places where such properties are now owned, leased or operated and such business is now conducted, including in the United States.

2.02

Authority of the Purchaser; Execution of Agreement.  The Purchaser has all requisite power, authority, and capacity to enter into this Agreement and to perform the transactions and obligations to be performed by them hereunder.  No consent, authorization, approval, license, permit or order of, or filing with, any person or governmental authority is required in connection with the execution of the transactions and obligations to be performed by them hereunder.  This Agreement has been duly executed and delivered by the Purchaser and constitutes a valid and legally binding obligation of the Purchaser, enforceable in accordance with its terms, except as enforcement thereof may be limited by bankruptcy, insolvency, reorganization, moratorium or other similar laws.

2.03

Investment.  The Purchaser warrants and acknowledges that:

(a)

the Shares have not been registered under the Securities Act of 1933 (“Act”) or   under applicable state blue sky laws;

(b)

the Purchaser is acquiring the Shares for its own account, for investment, not for the benefit of any other party, and not with a view to the sale or distribution of the Shares;

(c)

the Purchaser is an experienced and sophisticated investor, is able to fend for itself in the transactions contemplated by this Agreement, and has such knowledge and experience in financial and business matters that it is capable of evaluating the risks and merits of acquiring the Shares; and

(d)

the Purchaser is aware that the Shares may not be sold unless the Shares have been registered for resale pursuant to the Act, and applicable state securities laws, or qualify for an exemption from registration.

(e)

Each certificate representing the Shares will have a legend thereon incorporating language as follows:

“The Securities represented by this certificate have not been registered under the Securities Act of 1933, as amended (the “Act”).  The Securities have been acquired for investment and may not be sold or transferred in the absence of an effective Registration Statement for the Securities under the Act unless in the opinion of counsel satisfactory to the Purchaser, registration is not required under the Act.”

2.04

Fees and Expenses of Brokers and Others.  Other than as set forth specifically herein, the Purchaser (a) has not had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) is not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has not retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

SECTION 3:  REPRESENTATION AND WARRANTIES REGARDING THE COMPANY

Except as set forth in the Company Disclosure Schedule attached hereto, the Selling Parties hereby represent and warrant to the Purchaser as follows:

3.01

Organization and Good Standing.  The Company is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware.

3.02

The Shares.  The Shares to be issued to the Purchaser have been or will have been duly authorized by all necessary corporate and shareholder actions and, when so issued in accordance with the terms of this Agreement, will be validly issued, fully paid and non-assessable.

3.03

Financial Statements; Books and Records.  The Company has delivered to the Purchaser financial statements for the periods ending June 30, 2006, and the two years ended December 31, 2005 and 2004 (collectively the “Financial Statements”).  The Financial Statements are true and accurate and fairly represent the financial position of the Purchaser as at such dates and changes in its financial position for the periods then ended, and, to the knowledge of the Company, have been prepared in accordance with generally accepted accounting principles consistently applied except as otherwise indicated.

3.04

Compliance with Laws.  The Company has complied with all federal, state, county and local laws, ordinances, regulations, inspections, orders, judgments, injunctions, awards or decrees applicable to its operations which, if not complied with, would materially and adversely affect the business of the Company or the trading market for the shares of the Company’s common stock.

3.05

No Breach.  The execution, delivery and performance of this Agreement and the consummation of the transactions contemplated hereby will not:

(a)

violate any provision of the Certificate of Incorporation or By-Laws of the Company;

(b)

violate, conflict with or result in the breach of any of the terms of, result in a material modification of, otherwise give any other contracting party the right to terminate, or constitute (or with notice or lapse of time or both constitute) a default under, any contract or other agreement to which the Company is a party or by or to which the Company is a party or by or to which it or any of its assets or properties may be bound or subject;

(c)

violate any order, judgment, injunction, award or decree of any court, arbitrator or governmental or regulatory body against, or binding upon, the Company or upon the securities properties or business of the Company; or

(d)

violate any statute, law or regulation of any jurisdiction applicable to the transactions contemplated herein.

3.06

Actions and Proceedings.  There is no outstanding order, judgment, injunction, award or decree of any court, governmental or regulatory body or arbitration tribunal against or involving the Company, nor is there any action, suit or claim or legal, administrative or arbitral proceeding or (whether or not the defense thereof or liabilities in respect thereof are covered by insurance) pending or threatened against or involving the Company or any of its properties or assets.

3.07

Liabilities.  The Company does not have any direct or indirect indebtedness, liability, claim, loss, damage, deficiency, obligation or responsibility, known or unknown, fixed or unfixed, liquidated or un-liquidated, secured or unsecured, accrued or absolute, contingent or otherwise, including, without limitation, any liability on account of taxes, any other governmental charge or lawsuit (all of the foregoing collectively defined to as “Liabilities”), which were not fully, fairly and adequately reflected on the Financial Statements.

The Company has an accounts payable of $7,222 due and payable to its transfer agent, and account payable to its legal counsel, a loan from related parties in the amount of $15,071, and a consulting obligation to Jeff Van Os.  The first three (3) liabilities will be paid at the Closing by the Selling Parties from the Purchase Price.  The fourth liability will be satisfied in accordance with Section 1.04 of this Agreement.

3.08

Operations of the Company.  Since the date of the Financial Statements, the Company has not and will not have:

(a)

conducted any business operations;

(b)

incurred any indebtedness for borrowed money;

(c)

declared or paid any dividend or declared or made any distribution of any kind to any shareholder, or made any direct or indirect redemption, retirement, purchase or other acquisition of any shares in its capital stock;

(d)

made any loan or advance to any shareholder, officer, director, employee, consultant, agent or other representative or made any other loan or advance otherwise than in the ordinary course of business;

(e)

acquired or incurred any material assets or liabilities;

(f)

have any plan for the benefit of employees of the Company; or

(g)

have in existence, entered into or modified any contract, agreement or transaction.

3.09

Authority to Execute and Perform Agreements.  The Company has the full legal right and power and all authority and approval required to enter into, execute and deliver this Agreement and to perform fully its obligations hereunder.  This Agreement has been duly executed and delivered and is the valid and binding obligation of the Company enforceable in accordance with its terms, except as may be limited by bankruptcy, moratorium, insolvency or other similar laws generally affecting the enforcement of creditors’ rights.  The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby and the performance by the Company of this Agreement, in accordance with its respective terms and conditions will not:

(a)

require the approval or consent of any governmental or regulatory body, the shareholders of the Company, or the approval or consent of any other person;

(b)

conflict with or result in any breach or violation of any of the terms and conditions of, or constitute (or with any notice or lapse of time or both would constitute) a default under, any order, judgment or decree applicable to the Company, or any instrument, contract or other agreement to which the Company is a party or by or to which the Company is bound or subject; or

(c)

result in the creation of any lien or other encumbrance on the assets or properties of the Company.

3.10

Options, Warrants and Derivative Securities.   The Company does not have any options, warrants or derivative securities involving the purchase or conversion into common stock or other securities of the Company, except as disclosed on the Company Disclosure Schedule.

3.11

Capitalization.  The authorized capital stock of the Company consists of 100,000,000 shares of common stock, $0.001 par value per share, of which 60,119,390 shares of Common Stock are presently issued and outstanding and prior to the issuance of the securities contemplated by this Agreement. All outstanding shares of Common Stock are validly issued, fully paid and non-assessable.

3.12

Fees and Expenses of Brokers and Others.  Other than as set forth specifically herein, neither the Company nor the Selling Parties (a) have had any dealings, negotiations or communications with any broker, finder or investment banker or other intermediary in connection with the transactions contemplated by this Agreement, (b) are not committed to any liability for any brokers’ or finders’ fees or any similar fees in connection with the transactions contemplated by this Agreement or (c) has not retained any broker, finder or investment banker or other intermediary to act on its behalf in connection with the transactions contemplated by this Agreement.

SECTION 4:  COVENANTS

4.01

Corporate Examinations and Investigations.  Prior to the Closing Date, the parties acknowledge that they are entitled, through their employees and representatives, to make such investigation of the assets, properties, business and operations, books, records and financial condition of the other as they each may reasonably require. No investigation by a party hereto shall, however, diminish or waive in any way any of the representations, warranties, covenants or agreements of the other party under this Agreement.

4.02

Expenses.  Except as otherwise provided herein, each party hereto agrees to pay its own costs and expenses in negotiating this Agreement and consummating the transactions described therein.

4.03

Further Assurances.  The parties shall execute such documents and other papers and take such further actions as may be reasonably required or desirable to carry out the provisions hereof and the transactions contemplated hereby.  Each such party shall use its best efforts to fulfill or obtain the fulfillment of the conditions to the Closing, including, without limitation, the execution and delivery of any documents or other papers, the execution and delivery of which are necessary or appropriate to the Closing.

4.04

Confidentiality.  In the event the transactions contemplated by this Agreement are not consummated, each of the parties hereto agree to keep confidential any information disclosed to each other in connection therewith for a period of one (1) year from the date hereof, provided, however, such obligation shall not apply to information which:

(a)

at the time of disclosure was public knowledge;

(b)

after the time of disclosure becomes public knowledge (except due to the action of the receiving party); or

(c)

the receiving party had within its possession at the time of disclosure.

SECTION 5:  SURVIVAL OF REPRESENTATION AND WARRANTIES OF THE SELLING PARTIES

Notwithstanding any right of the Purchaser fully to investigate the affairs of the Company, the former shall have the right to rely upon the representations, warranties, covenants and agreements of the Selling Parties contained in this Agreement or in any document delivered by the Selling Parties or any of their representatives, in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for one (1) year following the Closing.

SECTION 6:  SURVIVAL OF REPRESENTATIONS AND WARRANTIES OF THE PURCHASER

Notwithstanding any right of the Selling Parties fully to investigate the affairs of the Purchaser, the Selling Parties have the right to rely upon the representations, warranties, covenants and agreements of the Purchaser contained in this Agreement or in any document delivered to the Selling Parties or any of their representatives in connection with the transactions contemplated by this Agreement.  All such representations, warranties, covenants and agreements shall survive the execution and delivery hereof and the Closing Date hereunder for one (1) year following the Closing.

SECTION 7:  TERMINATION OF AGREEMENT

If Closing does not occur because of Purchaser’s failure to deliver the full Purchase Price in certified funds to the Escrow Agent by the Closing Deadline (as distinguished from the failure of any of the conditions to Closing to be satisfied or waived that are the responsibility of the Selling Parties), then the Escrow Agent shall pay the Earnest Money to the Selling Parties as full and complete liquidated damages, and not as a penalty and, thereupon, no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.

If the Closing does not occur on account of the Selling Parties’ default by

(i)

failing to deliver the Shares to the Escrow Agent by the Closing Deadline,

(ii)

failing to provide any documents reasonably necessary to effectuate the transactions contemplated       by this Agreement, or

(iii)

breaching any warranty or representation set forth herein in a material respect,

then the Escrow Agent shall refund the Earnest Money to the Purchaser as full and complete liquidated damages, and not as a penalty and, thereupon, no party shall have any further obligation or liability hereunder nor any other remedy at law or in equity.  In the event that the Purchaser feels that the Closing should not occur due to a breach of this Agreement due to any item as specified within Section 7(ii) or 7(iii), then the Purchaser must notify the Escrow Agent in writing, with supporting documentation evidencing the nature of the alleged breach with a demand that the Escrow Agent return the Earnest Money to the Purchaser (hereinafter, a “Default Notice”).  The Escrow Agent will hold the Earnest Money for ten (10) days following the Escrow Agent’s receipt of the Default Notice.  If the Selling Parties do not dispute the Default Notice in writing within ten (10) days after its receipt by the Escrow Agent, the Escrow Agent shall promptly return the Earnest Money to the Purchaser.  If the Selling Parties dispute the Default Notice in writing within ten (10) days after its receipt by the Escrow Agent, then the Escrow Agent shall hold the Earnest Money for ten (10) days while the Selling Parties and the Purchaser negotiate in good faith to resolve their disputes over the Default Notice.  If the Selling Parties and the Purchaser resolve their disputes over the Default Notice within such ten (10) day period, the Escrow Agent shall dispose of the Earnest Money pursuant to joint written instructions of the Selling Parties and the Purchaser.  If the Selling Parties and the Purchaser are unable to resolve their disputes within such ten (10) day period, then the Escrow Agent shall dispose of the Earnest Money pursuant to Section 9 herein.

SECTION 8:  CONDITIONS OF CLOSING

Notwithstanding anything in this Agreement to the contrary, the obligation of the Purchaser to complete the purchase of the Shares pursuant to Section 1 herein will be subject to the satisfaction at or prior to the Closing of each of the following conditions (the “Purchaser Closing Conditions”):

8.01

The Purchaser will have received the following legal opinions that are in a form satisfactory to the Purchaser:

(a)

That the Erik S. Nelson was properly elected sole director of the Company at the shareholder meeting held on November 16, 2005, held pursuant to that Order of Default Judgment issued on November 2, 2005 in the action styled Sterling Investment Services and Erik S. Nelson v. Themescapes, Inc., Civil Action No. 1581-N;

(b)

That the holding company reorganization (the “Reorganization”) among the Company, Themescapes, Inc., a Delaware corporation (the “Themescapes”), and Bulldog Merger, Inc., a Delaware corporation (“Bulldog”), effected in April 2006 complied with

Section 251(g) of the Delaware General Corporation Law;

(c)

That the issuance of shares of common stock in the Company to shareholders of Themescapes pursuant to the Reorganization was exempt from registration under Section 5 of the Securities Act of 1933, as amended (the “Securities Act”);

(d)

That neither the Shareholder Meeting nor the Reorganization triggered dissenters' rights of appraisal under Delaware law; and

(e)

That the Shares being acquired by the Purchaser hereunder were lawfully issued, fully paid and are non-assessable.

8.02

The Purchaser shall have been provided with the following documents or agreements:

(a)

A certificate from Erik S. Nelson certifying that the representations and warranties of the Selling Parties contained in this Agreement are true, complete and accurate in all material respects as of the date when made and as of the Closing, as though such representations and warranties were made at and as of such time, except for changes permitted or contemplated in this Agreement, and except insofar as the representations and warranties relate expressly and solely to a particular date or period, in which case they will be true and correct at the Closing with respect to such date or period.

(b)

All corporate minutes, books, documents and instruments of every type or nature whatsoever of the Company from inception to the date of Closing, including all documents or instruments upon which an legal opinion rendered in accordance with Section 8.02 hereof is based;

(c)

Signed customary management representation letters and attorney letters addressed to the Company’s accountants and auditors that would be required by either to prepare or review the Company’s financial statements for the nine months ended September 30, 2006.

SECTION 9: PROVISIONS APPLICABLE TO ESCROW AGENT

The Earnest Money and the Shares are to be held by the Escrow Agent in escrow and disposed of pursuant to and strictly in accordance with the terms and conditions of this Agreement.  The Escrow Agent shall deposit the Earnest Money in its IOLTA account, which is a non-interest bearing accounts. The Escrow Agent undertakes to perform only such duties as are expressly set forth in this Agreement, and no implied duties or obligations of the Escrow Agent shall be read into this Agreement.  In the event the Escrow Agent is uncertain as to its duties or responsibilities hereunder or either party shall challenge the validity, legality or authenticity of any notice sent by the other party to the Escrow Agent, the Escrow Agent may interplead the Earnest Money and the Shares in the Superior Court of Dekalb County, State of Georgia, and the parties consent to jurisdiction and venue in such court for purposes of an interpleader action.  The losing party in such proceeding shall indemnify and hold harmless the Escrow Agent from all costs and expenses, including reasonable attorney’s fees associated with the proceeding.  Escrow Agent may act in reliance upon any writing or instrument or signature which it in good faith believes to be genuine and may assume that any person purporting to give any writing, notice, advice, or instruction in connection with the provisions hereof has been duly authorized to do so.  Escrow Agent shall not be liable in any manner for the sufficiency or correctness as to form, manner of execution or validity of any instrument deposited in this escrow nor as to the identity, authority or right of any persons executing the same, and its duties hereunder shall be limited to the safekeeping of the Earnest Money and/or the Shares, and for the disposition of same in accordance with this Agreement.  Escrow Agent hereby executes this Agreement for the sole and exclusive purpose of evidencing its Agreement of the provisions hereof.  The Selling Parties agree to indemnify and hold the Escrow Agent harmless from any and all claims, liabilities, losses, actions, suits or proceedings at law or in equity, or any other expense, fees, or charges of any character or nature, which it may incur or with which it may be threatened by reason of its acting as Escrow Agent under this Agreement; and in connection therewith, to indemnify the Escrow Agent against any and all expenses, including reasonable attorney’s fees and the cost of defending any action, suit or proceeding or resisting any claim.  The Escrow Agent may consult with counsel of its own choice and shall have full and complete authorization and protection for any action taken or suffered by it and hereunder in good faith and in accordance with the opinion of such counsel. The Escrow Agent shall otherwise not be liable for any mistakes of fact or error in judgment or for any acts or omissions of any kind unless caused by its willful misconduct or gross negligence.  All fees and reasonable out-of-pocket expenses of Escrow Agent in connection with the services rendered under this Agreement shall be paid by the Selling Parties.

SECTION 10: MISCELLANEOUS

10.01

Waivers.  The wavier of a breach of this Agreement or the failure of any party hereto to exercise any right under this Agreement shall in no event constitute waiver as to any future breach whether similar or dissimilar in nature or as to the exercise of any further right under this Agreement.

10.02

Amendment.  This Agreement may be amended or modified only by an instrument of equal formality signed by the parties or the duly authorized representatives of the respective parties.

10.03

Assignment.  This Agreement is not assignable except by operation of law.

10.04

Notices.  Until otherwise specified in writing, the mailing addresses of both parties of this Agreement shall be as follows:

The Purchaser:	The Selling Parties:
Storage Elements, Inc. 250 Marquette Avenue Suite # 540 Minneapolis, Mn. 55401 Attn: Brad Wetzel Email: ___________________________	Erik S. Nelson P.O. Box 191767 Atlanta, GA 31119 Email: esn@coralcapital.com

The Escrow Agent:            Buker, Jones, & Haley, PC.

Att.:  Robert J. Mottern

115 Perimeter Center Place

South Terraces,  Suite # 170

Atlanta,  Ga. 30346

(404)-804-0500 office

(404)-804-0509 fax.

Any notice or statement given under this Agreement shall be deemed to have been given if sent by registered mail addressed to the other party at the address indicated above or at such other address which shall have been furnished in writing to the addressor.

10.05

Governing.  This Agreement shall be construed, and the legal relations be the parties determined, in accordance with the laws of the State of Georgia, thereby precluding any choice of law rules which may direct the applicable of the laws of any other jurisdiction.

10.06

Publicity.  No publicity release or announcement concerning this Agreement or the transactions contemplated hereby shall be issued by either party hereto at any time from the signing hereof without advance approval in writing of the form and substance thereof by the other party.

10.07

Entire Agreement.  This Agreement (including the Exhibits and Schedules hereto, if any) and the collateral agreements in connection with the consummation of the transactions contemplated herein contain the entire agreement among the parties with respect to the purchase and sale of the Shares and related transactions, and supersede all prior agreements, written or oral, with respect thereto.

10.08

Headings.  The headings in this Agreement are for reference purposes only and shall not in any way affect the meaning or interpretation of this Agreement.

10.09

Severability of Provisions.  The invalidity or unenforceability of any term, phrase, clause, paragraph, restriction, covenant, agreement or other provision of this Agreement shall in no way affect the validity of enforcement of any other provision or any part thereof.

10.10

Counterparts.  This Agreement may be executed in any number of counterparts, each of which when so executed including facsimile copies, shall constitute an original copy hereof, but all of which together shall be considered as one and the same document.

10.11

Indemnification.  Each Party (hereinafter, an “Indemnifying Party”) hereby indemnifies and holds the other Party (hereinafter the “Indemnified Party”) harmless from and against, and agrees to defend promptly the Indemnified Party from and reimburse the Indemnified Party for, any and all losses, damages, costs, expenses, liabilities, obligations and claims of any kind, including, without limitation, environmental liabilities (whether involving personal injury or property damage), reasonable attorneys’ fees and other reasonable legal costs and expenses (hereinafter referred to collectively as “Losses”), that the Indemnified Party may at any time suffer or incur, or become subject to, as a result of or in connection with any breach or inaccuracy of any of the representations and warranties made by the Indemnifying Party in this

Agreement or any other agreement or instrument delivered by the Indemnifying Party pursuant hereto.

In the event a claim against the Indemnifying Party arises that is covered by the indemnity provisions this section, notice shall be given promptly by the Indemnified Party to the Indemnifying Party.  The obligation of an Indemnifying Party to indemnify an Indemnified Party hereunder shall only apply with respect to Losses for which the Indemnified Party has notified the Indemnifying Party in writing within one (1) year of the Closing Deadline.  In the case of a third-party claim, the Indemnifying Party shall have the right to contest and defend by all appropriate legal proceedings such claim and to control all settlements and to select lead counsel to defend any and all such claims at the sole cost and expense of the Indemnifying Party; provided, however, that the Indemnifying Party may not effect any settlement that could result in any cost, expense or liability to the Indemnified Party unless the Indemnified Party consents in writing to such settlement and the Indemnifying Party agrees to indemnify the Indemnified Party therefor.  The Indemnified Party may select counsel to participate in any defense of a third-party claim, in which event the costs and expenses of such counsel shall be borne solely by the Indemnified Party; provided, however, that the reasonable costs and expenses of one such counsel shall be borne by the Indemnifying Party if the named parties to such claim include both the Indemnified Party and the Indemnifying Party and the Indemnified Party determines in its reasonable judgment that representation of the Indemnified Party and the Indemnifying Party by the same counsel would be inadvisable due to actual or potential differing or conflicts of interests between them.  In connection with any such claim, action or proceeding, the parties shall cooperate with each other and provide each other with access to relevant books and records in their possession.  In no event shall the Indemnified Party settle any third-party claim for which indemnity is sought from the Indemnifying Party hereunder without the prior written consent of the Indemnifying Party which will not be unreasonably withheld.  Upon notice to the Indemnifying Party specifying in reasonable detail the basis for such claim, the Indemnified Party may give notice of a claim in an amount to which it may be entitled under this section. The failure to give a notice of a claim will not constitute an election of remedies or limit the Indemnified Party in any manner in the enforcement of any other remedies that may be available to it.

IN WITNESS WHEREOF, the parties have executed this Agreement on December __th, 2006.

CYCLONE HOLDINGS, INC.

 SEC CONSULTING GROUP, LLC.

/s/Erik S. Nelson                                             By /s/ Erik S. Nelson

Erik S. Nelson,                                                Erik S. Nelson, Agent and

Chief Executive Officer                                  Power of Attorney

ERIK S. NELSON (Individual)                      STORAGE ELEMENTS, INC.

/s/Erik S. Nelson                                             By /s/Mark Savage

Erik S. Nelson, Individually                            Mark Savage, President

Company Disclosure Schedule

To the knowledge of the Selling Parties, a former subsidiary of the Company – Bulldog Merger, Inc., the successor in interest by merger to Themescapes, Inc. -- was a defendant in one lawsuit styled Alan Shelton, M.D. and Edgar Thomas, M.D. v. Themescapes, Inc., Philip Cacayorin, Robert Lee, Robert Sarno and Simon Tam, Civil Action No. 17769-NC, filed in the Chancery Court of Delaware.  An Order of Default Judgment was entered in said action on August 14, 2000.  The Order of Default Judgment awarded plaintiff Alan Shelton a judgment for 1.35 million shares of Themescapes, Inc., plaintiff Edgar Thomas a judgment for 1.55 million shares of Themescapes, Inc., and awarded the plaintiffs their costs and expenses of prosecuting the action in an unspecified amount.  Themescapes delivered the shares due Alan Shelton under the Order of Default Judgment, and has issued the shares to Edgar Thomas under the Order of Default Judgment but has not delivered them for lack of a valid address for Mr. Thomas.   The Selling Parties have no knowledge of whether Themescapes reimbursed the plaintiffs their costs and expenses of prosecuting the action as required by the Order of Default Judgment.